FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        BIOVAIL CORPORATION INTERNATIONAL
             (Exact name of registrant as specified in its charter)

      ONTARIO, CANADA                                  NOT APPLICABLE
(State of incorporation                              (I.R.S. Employer
or organization)                                     Identification No.)

    2488 Dunwin Drive
    MISSISSAUGA, ONTARIO, CANADA                          LSL IJ9
(Address of principal executive offices)                 (zip code)

                          INTELLIGENT POLYMERS LIMITED
             (Exact name of registrant as specified in its charter)

        BERMUDA                                        NOT APPLICABLE
(State of incorporation                               (I.R.S. Employer
or organization)                                     Identification No.)

        Clarendon House
        2 Church Street
        HAMILTON HM 11,                                   BERMUDA
(Address of principal executive offices)                 (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange on which
to be so registered                    each class is to be registered

UNITS, EACH UNIT CONSISTING            AMERICAN STOCK EXCHANGE, INC.
OF ONE COMMON SHARE, PAR
VALUE $.01 PER SHARE, OF
INTELLIGENT POLYMERS LIMITED
AND ONE WARRANT TO PURCHASE
ONE COMMON SHARE, NO PAR
VALUE, OF BIOVAIL CORPORATION
INTERNATIONAL

Securities to be registered pursuant to Section 12(g) of the Act:



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                                      -2-



COMMON SHARES OF INTELLIGENT           NOT TO BE LISTED AT THIS TIME
POLYMERS LIMITED, PAR VALUE
$.01

WARRANTS, EACH WARRANT                 NOT TO BE LISTED AT THIS TIME
ENTITLING THE HOLDER TO
PURCHASE ONE COMMON SHARE,
NO PAR VALUE, OF BIOVAIL
CORPORATION INTERNATIONAL

COMMON SHARES OF BIOVAIL               NOT TO BE LISTED AT THIS TIME
CORPORATION INTERNATIONAL

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant's Securities to be Registered.

     The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form F-1/F-3 (Nos. 333-35833 and 333-35839) of Biovail Corporation International ("Biovail") and Intelligent Polymers Limited ("Intelligent Polymers") (the "F-1/F-3 Registration Statement"), filed with the Commission on September 17, 1997, as amended, under the captions "Prospectus Summary--The Offering," "Description of the Warrants and the Biovail Common Shares" "The Agreements and the Purchase Option - Purchase Option" and "Intelligent Polymers Capitalization" and is incorporated herein by reference."

Item 2: Exhibits.

     1. Specimen of Unit Certificate: included in the F-1/F-3 Registration Statement, and incorporated herein by reference.

     2. Form of Warrant Agreement between Biovail and ChaseMellon Shareholder Services, L.L.C., as Warrant Agent: included in the F-1/F-3 Registration Statement, and incorporated herein by reference.

     3. Specimen of stock certificate for Common Shares, $.01 per share, of Intelligent Polymers: included in the F-1/F-3 Registration Statement, and incorporated herein by reference.

     4. Memorandum of Association of Intelligent Polymers: included in the F-1/F-3 Registration Statement, and incorporated herein by reference.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    Intelligent Polymers Limited


                                    By: /s/ Robert A. Podruzny
                                        -------------------------------
                                        Name:  Robert A. Podruzny
                                        Title:  Special Director
October 8, 1997

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    Biovail Corporation International


                                    By:/s/ Robert A. Podruzny
                                        -------------------------------
                                        Name:  Robert A. Podruzny
                                        Title:  Chief Financial Officer
October 8, 1997